UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2012

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road

Fort Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Facility Agreement

On May 7, 2012, MAKO Surgical Corp. (the “Company”) entered into a Facility Agreement (the “Facility Agreement”) with affiliates of Deerfield Management Company, L.P. (“Deerfield”), pursuant to which Deerfield agreed to loan the Company up to $50 million, subject to the terms and conditions set forth in the Facility Agreement (the “Financing”). Under the terms of the Facility Agreement, the Company has the flexibility, but is not required, to draw down on the Facility Agreement in $10 million increments at any time until May 15, 2013. The Company was not required to pay an upfront transaction fee to Deerfield under the Facility Agreement.

Any amounts drawn under the Facility Agreement accrue interest at a rate of 6.75% per annum. Accrued interest is payable quarterly in cash. The Company has the right to prepay any amounts owed without penalty. All principal amounts outstanding under the Facility Agreement are payable on the third anniversary of each draw. If no funds have been drawn under the Facility Agreement by May 15, 2013, then the Company is required to pay Deerfield a fee of $1.0 million.

Additionally, any amounts drawn under the Facility Agreement may become immediately due and payable upon (i) an “event of default,” as defined in the Facility Agreement, in which case Deerfield would have the right to require the Company to repay 100% of the principal amount of the loan, plus any accrued and unpaid interest thereon, or (ii) the consummation of certain change of control transactions, in which case Deerfield would have the right to require the Company to repay the outstanding principal amount of the loan, plus any accrued and unpaid interest thereon.

The Facility Agreement also contains various representations and warranties, and affirmative and negative covenants, customary for financings of this type, including restrictions on the ability of the Company to incur additional liens on its assets.

Warrants

In connection with the execution of the Facility Agreement, on May 7, 2012, the Company issued to Deerfield warrants to purchase 275,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price equal to a 20% premium to the mean closing price of the Common Stock over the 20 trading days beginning on May 8, 2012 (the “Initial Warrants”). As noted above, the Company has the right to draw down on the Facility Agreement one or more cash disbursements in the minimum amount of $10 million per disbursement. Each $10 million disbursement shall be accompanied by the issuance to Deerfield of warrants to purchase 140,000 shares of Common Stock, at an exercise price equal to a 20% premium to the mean closing price of the Common Stock over the five trading days following receipt by Deerfield of the draw notice (the “Draw Warrants”, and with the Initial Warrants, the “Warrants”). If the Company, in its discretion, elects to draw down the entire $50 million under the Facility Agreement, then the Company will have issued Warrants to purchase a total of 975,000 shares of Common Stock. The number of shares of Common Stock into which a Warrant is exercisable and the exercise price of any Warrant will be adjusted to reflect any stock splits, recapitalizations or similar adjustments in the number of outstanding shares of Common Stock.

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Each Warrant issued under the Facility Agreement expires on the seventh anniversary of its issuance and contains certain limitations that prevent the holder from acquiring shares upon exercise of a Warrant that would result in the number of shares beneficially owned by it to exceed 9.985% of the total number of shares of Common Stock then issued and outstanding.

The holder of a Warrant may exercise the Warrant either for cash or on a cashless basis. In connection with certain Major Transactions, as defined in the Warrant, including a change of control of the Company or the sale of more than 50% of the Company’s assets, the holder may have the option to receive, in exchange for the Warrant, a number of shares of Common Stock equal to the Black-Scholes value of the Warrant, as defined in the Warrant, divided by the closing price of the Common Stock the day before closing. In certain circumstances, a portion of such payment may be made in cash rather than in shares of Common Stock.

Registration Rights Agreement

In connection with the Financing, the Company entered into a Registration Rights Agreement with Deerfield (the “Registration Rights Agreement”) obligating the Company to register for resale the shares of Common Stock issuable upon the exercise of the Warrants on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission within twenty days after the determination of the exercise price for the Initial Warrants and within twenty days after the date on which any Draw Warrants may be exercised.

Security Agreement

If and when the Company first draws down a cash disbursement on the Facility Agreement, the Company will enter into a Security Agreement with Deerfield (the “Security Agreement”), pursuant to which, as security for the Company’s repayment of its obligations under the Facility Agreement, the Company will grant to Deerfield a security interest in its accounts, receivables, equipment, general intangibles, inventory, investment property, and all proceeds and products thereof. The Company will not grant to Deerfield a security interest in any of its intellectual property.

Item 2.02.	Results of Operations and Financial Condition.

On May 7, 2012, MAKO Surgical Corp. (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated into this Form 8-K by reference, announcing its operating results for the first quarter ended March 31, 2012.

The information in this Item 2.02 and Exhibit 99.1 attached hereto pertaining to the Company’s operating results shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 relating to the Facility Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The Warrants described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 (the “Securities Act”). The Facility Agreement contains representations to support the Company’s reasonable belief that Deerfield had access to information concerning its operations and financial condition, that Deerfield is acquiring the Warrants for its own account and not with a view to the distribution thereof, and that Deerfield is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

4.1	Form of Warrant to purchase shares of common stock of MAKO Surgical Corp.
10.1	Facility Agreement, dated May 7, 2012, by and among MAKO Surgical Corp., Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P.
10.2	Registration Rights Agreement, dated May 7, 2012, by and among MAKO Surgical Corp., Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P.
10.3	Form of Security Agreement
99.1	Press Release issued by MAKO Surgical Corp. on May 7, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: May 7, 2012	By	/s/ Fritz L. LaPorte
Fritz L. LaPorte, Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form of Warrant to purchase shares of common stock of MAKO Surgical Corp.
10.1	Facility Agreement, dated May 7, 2012, by and among MAKO Surgical Corp., Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P.
10.2	Registration Rights Agreement, dated May 7, 2012, by and among MAKO Surgical Corp., Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P.
10.3	Form of Security Agreement
99.1	Press Release issued by MAKO Surgical Corp. on May 7, 2012

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